SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549




                         FORM 8-K

                      CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


Date of Event Reported: March 14, 1995


                  PREMARK INTERNATIONAL, INC.
    (Exact name of registrant as specified in its charter)




   Delaware              1-9256            36-3461320
 (State or other       (Commission       (IRS Employer
 jurisdiction of       File Number)    Identification No.)
 incorporation)



    1717 Deerfield Road, Deerfield, Illinois    60015
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (708)
405-6000





Item 5.  Other Events

          The Registrant announced on March 16, 1995 that it had completed its previously announced share repurchase program on March 14, 1995. Six million shares of the Registrant's common stock, par value $1.00, were purchased since May 1993 at a total cost of approximately $243 million.

                         SIGNATURES

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Deerfield, Illinois              PREMARK INTERNATIONAL, INC.
March 17, 1995


                                 By:  John M. Costigan
                                      Senior Vice President,
                                      General Counsel and
                                      Secretary